                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      Loral Space & Communications Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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

[LORAL logo]
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT
                                  MAY 23, 2001
                            ------------------------

        The Annual Meeting of Shareholders of Loral Space & Communications Ltd. ("Loral" or the "Company") will be held in Ballroom A, Grand Hyatt Hotel, Park Avenue at Grand Central Station, New York, New York 10017, at 10:30 A.M, on Wednesday, May 23, 2001 for the purpose of:

        1. Electing to the Board three Class II Directors whose terms have expired;

        2. Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2001; and

        3. Transacting any other business which may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 30, 2001 as the date for determining shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

        This Proxy Statement and accompanying proxy card will be first mailed to you and to other shareholders of record on or about April 18, 2001.

        All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, I hope that you will vote as soon as possible. Please review the instructions on the proxy card regarding your voting options.

                                          By Order of the Board of Directors

                                          /s/ BERNARD L. SCHWARTZ
                                          BERNARD L. SCHWARTZ
                                          Chairman of the Board of Directors

April 17, 2001

                              QUESTIONS & ANSWERS

WHY DID I RECEIVE THIS
PROXY? We have sent you this Notice of Annual Meeting and Proxy Statement and proxy card because our Board of Directors is soliciting your proxy to vote at our Annual Meeting of Shareholders on May 23, 2001 (the "Annual Meeting"). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about us.

WHO IS ENTITLED TO VOTE?   You may vote if you owned common stock as of the
                           close of business on March 30, 2001. On March 30,
                           2001, there were 299,552,088 shares of our common stock, par value $.01 per share, outstanding and entitled to vote at the Annual Meeting.

WHAT AM I VOTING ON?       You will be voting on the following:
                           - To elect three Class II Directors;
                           - To ratify Deloitte & Touche LLP as our independent auditors; and
                           - To transact any other business which may properly
                             come before the Annual Meeting.

HOW DO I VOTE?             All shareholders may vote by mail. To vote by mail,
                           please sign, date and mail the enclosed proxy card in the postage prepaid envelope provided.

                           If you hold your shares in the name of a bank or broker, you may be able to vote by telephone or over the Internet. Please follow the directions on your proxy card.

                           IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, WE WILL GIVE YOU A BALLOT. IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, YOU NEED TO BRING AN ACCOUNT STATEMENT OR LETTER FROM THE NOMINEE INDICATING THAT YOU WERE THE BENEFICIAL OWNER OF THE SHARES ON MARCH 30, 2001, THE RECORD DATE FOR VOTING. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, WE ENCOURAGE YOU TO VOTE YOUR SHARES BY PROXY.

HOW MANY VOTES DO I
HAVE? Each share of our common stock that you own entitles you to one vote.

WHAT IS A PROXY?           A proxy is a person you appoint to vote on your
                           behalf. We are soliciting proxies so that all shares of our common stock may be voted at the Annual
                           Meeting.

BY COMPLETING AND
RETURNING THE PROXY
CARD,
WHO AM I DESIGNATING AS
MY PROXY?                  You will be designating Bernard L. Schwartz, our
                           Chairman of the Board and Chief Executive Officer,
                           Eric J. Zahler, our President and Chief Operating
                           Officer, and Robert B. Hodes, a member of our Board of Directors, as your proxies.

HOW WILL MY PROXY VOTE
MY
SHARES? Your proxy card, when properly executed, will be voted according to the instructions you have indicated.

WHAT IF I RETURN MY
PROXY
CARD BUT DO NOT MARK IT
TO
SHOW HOW I AM VOTING?      If no direction is indicated, your proxy will be
                           voted "FOR" the election of all Class II nominees to the Board of Directors and "FOR" proposal 2 and in the discretion of the proxy with respect to any other matter which may properly come before the Annual
                           Meeting.

CAN I CHANGE MY VOTE
AFTER
I RETURN MY PROXY CARD?    You can change your vote at any time before it is
                           exercised by revoking your proxy in one of three ways:
                           - Notify our Corporate Secretary in writing before
                             the Annual Meeting that you are revoking your proxy;
                           - Submit another proxy with a later date; or
                           - Vote in person at the Annual Meeting.

WHAT DOES IT MEAN IF I
RECEIVE MORE THAN ONE
PROXY CARD?                It means you have multiple accounts at the transfer
                           agent and/or with banks and stock brokers. Please vote all of your shares.

WHAT CONSTITUTES A
QUORUM? The presence of the holders of a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Presence may be in person or by proxy. Therefore, you will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet or if you attend the Annual Meeting.

                           Abstentions and broker "non-votes" are counted as "shares present" at the meeting for purposes of determining whether a quorum exists but will not be voted for election of directors or on other proposals. Because abstentions and broker "non-votes" are not treated as shares voted, they would have no impact on proposals 1 and 2.

WHAT VOTE IS REQUIRED IN
ORDER TO APPROVE EACH
PROPOSAL?                  ELECTION OF DIRECTORS: The election of the three
                           Class II nominees requires the affirmative vote of a majority of the shares cast at the Annual Meeting.
                           Persons designated as proxies reserve full discretion to cast their votes for other persons in the unanticipated event that any of such nominees is unable or declines to serve. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on this proxy card or withhold authority as prompted during telephone or Internet voting.

                           RATIFICATION OF INDEPENDENT AUDITORS: Ratification of Deloitte & Touche LLP as our independent auditors requires the affirmative vote of a majority of the shares cast at the Annual Meeting. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by our Board of Directors.

HOW WILL VOTING ON ANY
OTHER BUSINESS BE
CONDUCTED?                 The signed proxies received from our shareholders
                           give the persons voting the proxies the authority to vote on the matters according to their best judgment.
                           We do not know of any business or proposal to be considered at the Annual Meeting other than that described in this proxy statement. See "Other Action at Meeting and Voting of Proxies."

WHO WILL COUNT THE
VOTES? The Bank of New York will act as the inspector of election and will tabulate the votes.

WHO PAYS TO PREPARE,
MAIL
AND SOLICIT THE PROXIES?   We will pay all of the costs of soliciting these
                           proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. We have also retained W.F. Doring & Co.,
                           Inc. to solicit proxies on our behalf and will pay them a fee, not to exceed $7,500, for such services.

HOW DO I SUBMIT A
SHAREHOLDER PROPOSAL FOR
NEXT YEAR'S ANNUAL
MEETING? Proposals for inclusion in our 2002 Proxy Statement must be submitted by shareholders and received by us no later than December 17, 2001. In addition, according to our bye-laws, shareholder proposals intended to be presented at the 2002 Annual Meeting must be received by us no later than April 11, 2002 but no earlier than March 14, 2002. All proposals must be submitted in writing and sent to our principal executive offices, located c/o Loral SpaceCom Corporation at 600 Third Avenue, New York, New York 10016, Attention: Secretary. Your proposal must comply with the proxy rules of the Securities and Exchange Commission and the requirements of Bermuda law.

                       PROPOSAL #1: ELECTION OF DIRECTORS

The Company has three classes of directors serving staggered three-year terms, each class consisting of three directors. The terms of the Class I, II and III directors expire on the date of the Annual Meeting in 2003, 2001 and 2002, respectively.

Shareholders will elect three Class II directors at the Annual Meeting. Of the directors named below, Messrs. Robert B. Hodes, Charles Lazarus and Daniel Yankelovich are the nominees to serve as Class II directors. Each director will serve for a period of three years, until their respective successors are duly elected, until a qualified successor director has been elected, or until he resigns or is removed by the Board. ELECTION OF EACH OF THE CLASS II NOMINEES WILL REQUIRE THE AFFIRMATIVE VOTE IN PERSON OR BY PROXY OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.

The following are brief biographical sketches for each of our directors and nominees:

      BERNARD L. SCHWARTZ
                     Age:         75
          Director Since:         1996
                   Class:         Class III
     Business Experience:         Mr. Schwartz is Chairman of the Board of Directors and Chief
                                  Executive Officer of the Company. In addition, he is Chief
                                  Executive Officer of Globalstar, L.P.
     Other Directorships:         First Data Corp., K&F Industries, Inc., Reliance Group
                                  Holdings, Inc. and certain of its subsidiaries, Globalstar
                                  Telecommunications Limited, Loral CyberStar, Inc. and
                                  Satelites Mexicanos, S.A. de C.V. Trustee of Mount
                                  Sinai -- NYU Medical Center and Health System and
                                  Thirteen/WNET Educational Broadcasting Corporation.

            HOWARD GITTIS
                     Age:         67
          Director Since:         1996
                   Class:         Class I
     Business Experience:         Mr. Gittis is Director, Vice Chairman and Chief
                                  Administrative Officer of MacAndrews & Forbes Holdings Inc.
                                  and its various affiliates.
     Other Directorships:         Golden State Bancorp Inc., Golden State Holdings Inc., Jones
                                  Apparel Group, Inc., M & F Worldwide Corp., REV Holdings
                                  Inc., Revlon Consumer Products Corporation, Revlon, Inc. and
                                  Sunbeam Corporation.

          ROBERT B. HODES
                     Age:         75
          Director Since:         1996
                   Class:         Class II Nominee
     Business Experience:         Mr. Hodes is counsel to Willkie Farr & Gallagher, a law firm in New York, N.Y. and, until 1996, was a partner in and
                                  co-chairman of that firm.
     Other Directorships:         Globalstar Telecommunications Limited, K&F Industries, Inc.,
                                  LCH Investments, N.V., Mueller Industries, Inc.,
                                  Restructured Capital Holdings, Ltd., R.V.I. Guaranty Ltd.
                                  and W.R. Berkley Corporation.

            GERSHON KEKST
                     Age:         66
          Director Since:         1996
                   Class:         Class I
     Business Experience:         Mr. Kekst is President of Kekst and Company Incorporated,
                                  corporate and financial communications consultants in New
                                  York, N.Y.


          CHARLES LAZARUS
                     Age:         77
          Director Since:         1996
                   Class:         Class II Nominee
     Business Experience:         Mr. Lazarus is Chairman Emeritus of Toys "R" Us, Inc.

       MALVIN A. RUDERMAN
                     Age:         74
          Director Since:         1996
                   Class:         Class III
     Business Experience:         Dr. Ruderman is the Centennial Professor of Physics at
                                  Columbia University in New York, N.Y. He has been a member of the Board of Trustees of the Institute for Advanced Study
                                  and of Associated Universities, Inc.

        E. DONALD SHAPIRO
                     Age:         69
          Director Since:         1996
                   Class:         Class III
     Business Experience:         Professor Shapiro has been The Joseph Solomon Distinguished
                                  Professor of Law at New York Law School since 1983 and Dean
                                  Emeritus since 2000 and was previously Dean/Professor of Law
                                  (1973-1983).
     Other Directorships:         Frequency Electronics, Inc., Kramont Realty Trust, United
                                  Industrial Corporation and Vasomedical, Inc.

          ARTHUR L. SIMON
                     Age:         69
          Director Since:         1996
                   Class:         Class I
     Business Experience:         Mr. Simon is an independent consultant. Previously, he was a partner at Coopers & Lybrand L.L.P., Certified Public
                                  Accountants, from 1968 to 1994.
     Other Directorships:         Globalstar Telecommunications Limited, L-3 Communications
                                  Corporation

       DANIEL YANKELOVICH
                     Age:         76
          Director Since:         1996
                   Class:         Class II Nominee
     Business Experience:         Mr. Yankelovich is Chairman of DYG, Inc., a market, consumer and opinion research firm in New York, N.Y. He is also
                                  Chairman of Viewpoint Learning, Inc., a consulting firm
                                  based in San Diego, CA.
     Other Directorships:         Director Emeritus of Arkla, Inc., CBS, Inc., Meredith
                                  Corporation and U S West, Inc.

Directors are paid a fixed fee of $25,000 per year. Non-employee directors are also paid $6,000 for personal attendance at each meeting. Audit Committee members are paid $2,000 per year and $1,000 per meeting. Compensation and Stock Option Committee members are paid $500 per year.

On July 18, 2000, Messrs. Gittis, Hodes, Kekst, Lazarus, Ruderman, Shapiro, Simon and Yankelovich each received options to purchase 71,300 shares of our common stock at an exercise price of $8.00 per share.

The Company provides certain life insurance and medical benefits to certain-non-employee directors. For 2000, the value of the life insurance benefits was $13,565 for Mr. Gittis, $14,553 for Mr. Kekst, $14,223 for Mr. Ruderman, $15,000 for Mr. Shapiro and $14,170 for Mr. Yankelovich, and the cost of life insurance and medical benefits was $35,819 for Mr. Hodes.

The Company has purchased insurance from various insurance companies insuring the Company against obligations it might incur as a result of its indemnification of officers and directors for certain liabilities they might incur, and insuring such officers and directors for additional liabilities against which they might not be indemnified by the Company. The policy also provides insurance for the Company's own liabilities in certain circumstances. The cost to the Company in fiscal year 2000 for this insurance was approximately $744,000. Pursuant to Bermuda law, the Company has entered into indemnity agreements with its directors and executive officers. These indemnity agreements are intended to provide the full indemnity protection authorized by Bermuda law.

                       PROPOSAL #2: INDEPENDENT AUDITORS

Shareholders will act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company. IF THE SHAREHOLDERS, BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AND VOTING AT THE MEETING DO NOT RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, THE APPOINTMENT OF THE INDEPENDENT AUDITORS WILL BE RECONSIDERED BY THE BOARD. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

BACKGROUND

The Board of Directors has appointed Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for the fiscal year ending December 31, 2001. Deloitte & Touche LLP has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries, and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as independent auditors and related activities.

FINANCIAL STATEMENTS AND REPORTS

The financial statements of the Company for the year ended December 31, 2000, and reports of the auditors will be presented at the Annual Meeting. Deloitte & Touche LLP will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

SERVICES

During 2000, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") provided services consisting of the audit of the annual consolidated financial statements of the Company, consultations with respect to the quarterly financial statements, reports and registration statements filed by the Company with the Securities and Exchange Commission and other pertinent matters. Deloitte also provided certain consulting services to the Company in 2000.

AUDIT FEES

The aggregate fees billed or expected to be billed by Deloitte for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000 and for the reviews of the condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year totaled approximately $955,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Deloitte did not perform any financial information systems design and implementation services for the Company for the fiscal year ended December 31, 2000.

ALL OTHER FEES

The aggregate fees billed or expected to be billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 totaled approximately $704,000.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Deloitte's independence.

                 OTHER ACTION AT MEETING AND VOTING OF PROXIES

The Company has received a request from a shareholder to submit a proposal at the Annual Meeting. The verbatim text of this shareholder proposal is set forth below:

     "Loral Space & Communications, at its discretion and on its own expense, should immediately hire an Investment Banking firm to solicit and accept proposals from entities interested in merging, acquiring, partnering with the Businesses owned by Loral Space, individually, or in its entirety, with the sole purpose of reporting back to the Loral Space shareholders what type of consideration, if any, may be available to Loral shareholders. Upon any proposals put forth under the guidelines of the Investment Banking firm, Loral Space will reconvene shareholders to vote upon acceptance of any proposed plan after considering any plans that present management might provide as an alternative."

In connection with this proposal, management has provided the following comments. In furtherance of its objective to restore and enhance shareholder value, the Company has engaged in discussions that may lead to possible strategic transactions. In the course of these discussions, the Company consults with, and seeks advice from, its advisers, including investment banking firms, legal counsel and others. As such, the Company believes that implementation of the shareholder proposal described above is redundant, and, if this proposal is presented at the Annual Meeting, we intend to vote discretionary proxies against it and recommend that shareholders present do the same. Approval of this proposal, if presented, will require the affirmative vote of a majority of the shares cast at the Annual Meeting.

We do not know of any business or proposals to be considered at the Annual Meeting other than the above. If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the signed proxies received from our shareholders give the persons voting the proxies the authority to vote on the matter according to their best judgment.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors met nine times during 2000. Each director attended at least 75% of the meetings of the Board and of the meetings of the Board committees on which he served as a member in 2000.

The Board of Directors has standing audit, compensation and stock option and executive committees. The following shows the membership and functions of the various committees:

AUDIT COMMITTEE
                   Members:       Robert B. Hodes, Malvin A. Ruderman, E. Donald Shapiro,
                                  Arthur L. Simon
Number of Meetings in 2000:       3
                 Functions:       Reviews and acts or reports to the Board of Directors with respect to various auditing and accounting matters,
                                  including the review of Loral's audited financial
                                  statements, the selection of Loral's independent auditors, the accounting and financial practices and controls of
                                  Loral, audit procedures and findings and the nature of
                                  services performed for Loral by, and the fees paid to, the independent auditors.

COMPENSATION AND STOCK OPTION COMMITTEE
                   Members:       E. Donald Shapiro, Arthur L. Simon
Number of Meetings in 2000:       2
                 Functions:       Reviews and provides recommendations to the Board of
                                  Directors regarding executive compensation matters and is
                                  responsible for the administration of Loral's Stock Option
                                  Plans.

EXECUTIVE COMMITTEE
                   Members:       Bernard L. Schwartz, Robert B. Hodes, Gershon Kekst
Number of Meetings in 2000:       5
                 Functions:       The Executive Committee, between meetings of the Board of
                                  Directors, exercises all powers and authority of the Board of Directors in the management of Loral's business affairs that may be lawfully delegated.

                         REPORT OF THE AUDIT COMMITTEE

The Directors who serve on the Audit Committee are all "independent" for purposes of the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is included as Appendix A to this Proxy Statement. All of the responsibilities enumerated in such charter were fulfilled for the year ended December 31, 2000.

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

We have discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants (see Appendix A for a listing of such matters).

We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the activities referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

The report of the Audit Committee shall not be deemed incorporated by reference by any general statements incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent it shall be specifically incorporated and shall not otherwise be deemed filed under such acts.

                                           MEMBERS OF THE AUDIT COMMITTEE

                                             Arthur L. Simon, Chairman
                                                  Robert B. Hodes
                                                 Malvin A. Ruderman
                                                 E. Donald Shapiro

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

The goals of the compensation program established by the Compensation and Stock Option Committee (the "Compensation Committee") are to align compensation with business objectives and corporate performance and to enable the Company and its subsidiaries (collectively, the "Loral Group") to attract, retain and reward executive officers who contribute to the long-term success of the Loral Group and thereby create value for shareholders. In order to attain these goals, the Compensation Committee's compensation policies link compensation to corporate performance.

The principal components of the Compensation Committee's compensation program are annual cash compensation consisting of base salary and an annual incentive bonus, as well as long-term incentive compensation using stock options. In determining the amount and form of executive compensation, the Compensation Committee has considered the competitive market for senior executives, the executive's role in achieving the business objectives of the Loral Group and the overall performance of the Loral Group. The type and amount of discretionary compensation granted is based upon the subjective judgment of the Compensation Committee and Chief Executive Officer ("CEO"), respectively; nevertheless, in the exercise of their discretion, the Compensation Committee and CEO consider a number of objective criteria which are discussed below in the context of the components of compensation to which they apply.

The Compensation Committee believes that its compensation policies, which have been instrumental in attracting and retaining highly qualified and dedicated personnel, will be an important factor in the growth and success of the Loral Group.

SECTION 162(m) OF THE CODE

The Company's 1996 Stock Option Plan, which was adopted by the Company's Board of Directors and approved by the Company's then sole shareholder on March 13, 1996, has been designed to comply with the requirements for "performance-based compensation" under Internal Revenue Code Section 162(m). The Compensation Committee, however, does not have a policy precluding the payment of nondeductible compensation. Compensation attributable to option grants made to certain executive officers under the Company's 2000 Stock Option Plan (described below) will not be exempt from the deduction limits of Section 162(m).

2000 STOCK OPTION PLAN

On April 18, 2000, the Board of Directors approved a new stock option plan (the "2000 Plan") in order to provide an inducement to attract and retain the services of qualified employees. The 2000 Plan is intended to constitute a "broadly based plan" as defined in Section 312.04(h) of the New York Stock Exchange Listed Company Manual, which provides that during any three-year period at least 50% of grants thereunder exclude senior management. The 2000 Plan provides for the grant of non-qualified stock options only. Employees of Loral, its subsidiaries and affiliates are eligible to participate in the 2000 Plan. The 2000 Plan (but not outstanding options) will terminate on the tenth anniversary of its adoption. The total number of shares of Common Stock which may be issued under this Plan is 27,000,000.

CEO COMPENSATION

The Company's CEO, Bernard L. Schwartz, is paid pursuant to a long-term employment contract. This contract provides for a minimum annual base salary, to be increased each year by the percentage change in the Consumer Price Index, plus such other annual increases as the Board of Directors or the Compensation Committee may grant from time to time. Effective April 23, 2000, Mr. Schwartz's annual base salary increased to $1,669,500 in accordance with his contractual formula. The Compensation Committee sets annual incentive compensation for Mr. Schwartz by assessing a number of factors, including his individual effort, performance and contribution toward achieving the business plan and growth objectives of the Loral Group. The Compensation Committee, at Mr. Schwartz's request, has deferred consideration of his bonus payment for 2000.

COMPENSATION FOR OTHER EXECUTIVE OFFICERS

Base salaries for the named executive officers in this Proxy Statement ("NEOs") other than Mr. Schwartz and other executive officers have been set at competitive levels by the CEO in consultation with the Compensation Committee, giving due regard to individual performance and time in position. Incentive compensation for NEOs other than Mr. Schwartz and other executive officers is set by the CEO, in consultation with the Compensation Committee, based on factors similar to those used for establishing incentive compensation for the CEO. Incentive compensation for corporate officers with line responsibility for division operations is generally tied to performance targets for the businesses under their authority. These performance targets are set as part of the annual budgeting process for the Company and its subsidiaries. Bonus compensation for 2000 has been awarded in accordance with these factors.

LONG-TERM COMPENSATION

It is the Compensation Committee's belief that shareholders' interests are best served by encouraging key employees of the Loral Group to develop ownership interests in the Company. To that end, the Compensation Committee primarily relies upon fair market value employee stock options granted in accordance with the provisions of the 1996 and 2000 Stock Option Plans. During 2000, 4,399,900 options were granted to employees under the 1996 Stock Option Plan, of which 3,508,800 were granted to NEOs, and 16,364,797 options were granted to employees under the 2000 Stock Option Plan, of which 4,021,300 were granted to NEOs.

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statements incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent it shall be specifically incorporated and shall not otherwise be deemed filed under such acts.

                                    MEMBERS OF THE COMPENSATION AND STOCK OPTION
                                                     COMMITTEE

                                                 E. Donald Shapiro
                                                  Arthur L. Simon

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

None of the members of the Compensation Committee are present or former officers or employed by the Company and its subsidiaries.

                             EXECUTIVE COMPENSATION

The Company has entered into a management agreement with Loral SpaceCom Corporation ("Loral SpaceCom") pursuant to which Loral SpaceCom provides certain services to the Company. In accordance with this agreement, compensation for the NEOs and other executive officers and employees of the Company is paid by Loral SpaceCom. The following table summarizes the compensation paid to the NEOs.

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                          ANNUAL COMPENSATION                  SECURITIES
                                                                                OTHER          UNDERLYING
                                                                                ANNUAL           STOCK            ALL OTHER
         NAME AND PRINCIPAL POSITION           YEAR  SALARY(a)    BONUS(b)   COMPENSATION      OPTIONS(c)      COMPENSATION(d)
------------------------------------------------------------------------------------------------------------------------------
 Bernard L. Schwartz                           2000  $1,655,844      --          --            1,812,500          $320,506
 Chairman of the Board of Directors            1999  $1,617,786      --          --              300,000          $419,735
 and Chief Executive Officer                   1998  $1,498,017   $600,000       --              312,500          $463,919
------------------------------------------------------------------------------------------------------------------------------
 Eric J. Zahler                                2000  $  975,962   $325,000       --            1,550,000          $ 11,436
 President and                                 1999  $  524,038   $600,000       --              150,000          $ 11,076
 Chief Operating Officer                       1998  $  500,000   $350,000       --              125,000          $ 11,076
------------------------------------------------------------------------------------------------------------------------------
 Michael P. DeBlasio                           2000  $  750,000   $275,000       --            1,842,600          $ 18,565
 First Senior                                  1999  $  750,000   $550,000       --              125,000          $ 19,725
 Vice President                                1998  $  750,000   $500,000       --              156,300          $ 19,898
------------------------------------------------------------------------------------------------------------------------------
 Nicholas C. Moren                             2000  $  550,000   $300,000       --            1,500,000          $ 12,996
 Senior Vice President                         1999  $  460,577   $400,000       --              125,000          $ 12,636
 and Treasurer                                 1998  $  450,000   $350,000       --              125,000          $ 12,636
------------------------------------------------------------------------------------------------------------------------------
 Richard J. Townsend                           2000  $  475,000   $300,000       --              825,000          $ 12,140
 Senior Vice President and                     1999  $  362,404   $400,000       --              125,000          $ 11,780
 Chief Financial Officer                       1998  $   88,846   $ 50,000       --              116,500          $    240

(a) For 1998 for Mr. Townsend, amount reflects the actual salary earned during the period of October 1, 1998 to December 31, 1998, not the annual base salary of $350,000.

(b) The Compensation Committee, at Mr. Schwartz's request, has deferred consideration of his bonus payments for 1999 and 2000.

(c) Does not include grants made in January 2000 by Globalstar Telecommunications Limited ("GTL") to Messrs. Schwartz, DeBlasio, Moren and Townsend to acquire 75,000, 25,000, 25,000 and 25,000 shares of GTL common stock, respectively, at an exercise price of $31.40625 per share. These options are exercisable over a five-year period as follows: 25% on each of the second, third, fourth and fifth anniversary from the date of grant. Also, does not include grants made in May 2000 by GTL to Messrs. Schwartz, Zahler, DeBlasio, Moren and Townsend to acquire 75,000, 80,000, 55,000, 55,000 and 75,000 shares of GTL common stock, respectively, at an exercise price of $8.70310. These options vest in thirds over a three-year period commencing one year from the date of grant.

    Does not include the June 1999 grant by GTL to Mr. Townsend of stock options to acquire 20,000 shares of GTL common stock at an exercise price of $17.1563 per share or a December 1999 grant by GTL to Mr. Zahler of stock options to acquire 50,000 shares of GTL common stock at an exercise price of $20.7813 per share. Also, does not include grants made in August 1999 by GTL to Messrs. Zahler, DeBlasio, Moren and Townsend of stock options to acquire 30,000 shares each of GTL common stock at an exercise price of $24.0625 per share. These options are exercisable over a five-year period as follows: 25% on each of the second, third, fourth and fifth anniversary from the date of grant.

    Includes a restricted stock option grant in 1998 to Mr. Townsend to acquire 16,500 shares of Loral common stock at an exercise price of $.01, which vests in one-third increments. Upon exercise, dividends, if any, paid with respect to such restricted stock will be retained by the Company until vesting.

(d) For 2000, includes annual Board of Directors fee in the amount of $25,000 to Mr. Schwartz and Company matching contributions to the Savings Plan for each of the NEOS in the amount of $6,120 and the value of supplemental life insurance premiums in the amount of $289,386, $5,316, $12,445, $6,876 and $6,020 for Messrs. Schwartz, Zahler, DeBlasio, Moren and Townsend, respectively.

                              OPTION GRANTS TABLE
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                % OF
                                               TOTAL
                                 NUMBER       OPTIONS       EXERCISE
                                   OF         GRANTED          OR
                               SECURITIES        TO           BASE
                               UNDERLYING    EMPLOYEES        PRICE                           GRANT DATE
                                OPTIONS          IN           (PER         EXPIRATION          PRESENT
             NAME              GRANTED(a)   FISCAL YEAR      SHARE)           DATE             VALUE(b)
 Bernard L. Schwartz           1,812,500        8.73%        $  8.00       07/18/2010         $8,631,125
 Eric J. Zahler                  775,000        3.73%        $  8.00       07/18/2010         $3,690,550
                                 775,000        3.73%        $2.9688       12/22/2010         $1,493,425
 Michael P. DeBlasio             921,300        4.44%        $  8.00       07/18/2010         $4,387,231
                                 921,300        4.44%        $2.9688       12/22/2010         $1,775,345
 Nicholas C. Moren               750,000        3.61%        $  8.00       07/18/2010         $3,571,500
                                 750,000        3.61%        $2.9688       12/22/2010         $1,445,250
 Richard J. Townsend             225,000        1.08%        $  8.00       07/18/2010         $1,071,450
                                 600,000        2.89%        $2.9688       12/22/2010         $1,156,200

(a) Except with respect to Mr. Schwartz, whose options are exercisable immediately, these options vest in thirds over a three-year period commencing one year from the date of grant. Options for each of the current NEOs, except for Mr. Schwartz who received only one option grant, were granted on July 18, 2000 with an exercise price of $8.00 and on December 22, 2000 with an exercise price of $2.9688.

(b) The Black-Scholes model of option valuation was used to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculation is based on a ten-year option term, a risk-free interest rate assumption of 5.50%, stock price volatility of 45% over a ten-year period and a dividend rate of $0 per share. However, there were no adjustments made for non-transferability or risk of forfeiture. The actual value realized, if any, will depend on the amount by which the stock price at the time of exercise exceeds the exercise price. There is no assurance that the amount estimated by the Black-Scholes model will be realized.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE
                    AGGREGATED OPTION EXERCISES IN 2000 AND
                             YEAR-END OPTION VALUES

                                                            NUMBER OF                     VALUE OF
                                                           SECURITIES                    UNEXERCISED
                                                           UNDERLYING                   IN-THE-MONEY
                                                       UNEXERCISED OPTIONS            OPTIONS AT FISCAL
                                                       AT FISCAL YEAR-END                YEAR END(a)
                            NUMBER
                              OF
                            SHARES
                           ACQUIRED
                              ON        REALIZED
          NAME             EXERCISE      VALUE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
 Bernard L. Schwartz                                3,625,000         0              0             0
 Eric J. Zahler                                       480,000      1,845,000         0           $169,531
 Michael P. DeBlasio                                  567,520      2,196,380         0           $201,534
 Nicholas C. Moren                                    475,000      1,775,000         0           $164,063
 Richard J. Townsend         11,000     $39,765        70,500        985,000       $17,476       $131,250

(a) Market value of underlying securities at year-end, minus the exercise price.

EMPLOYMENT AND OTHER RELATED ARRANGEMENTS

Mr. Schwartz is compensated pursuant to an employment agreement with Loral SpaceCom, which was amended on July 18, 2000. This agreement, which expires on April 5, 2006, provides for a minimum annual base salary, to be increased each year by the percentage change in a specified consumer price index, plus such other annual increases as the Board of Directors or the Compensation Committee may grant from time to time.

Pursuant to the amended employment agreement, if Mr. Schwartz is removed as Chairman of the Board of Directors or as Chief Executive Officer other than for cause, or if his duties, authorities or responsibilities are diminished, or if there is a change of control of the Company, Mr. Schwartz may elect to terminate the agreement. A change of control of the Company is defined generally to mean:
(1) the acquisition by any person of 35% or more of either (i) the then outstanding common stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) the incumbent directors cease for any reason to constitute at least a majority of the Board of Directors; (3) subject to certain exceptions, consummation of a reorganization, consolidation, merger or sale of substantially all of the assets of the Company; or (4) approval by the shareholders of the Company of a liquidation or dissolution of the Company. In any such event, or upon his death or disability, Mr. Schwartz will be entitled to receive a lump sum payment discounted at 9% per annum, in an amount equal to his base salary as adjusted for defined Consumer Price Index changes for the remainder of the term, an amount of incentive bonus equal to the highest received by Mr. Schwartz in any of the prior three years, times the number of years (including partial fiscal years) remaining during the term, and an amount calculated to approximate the annual compensation elements reflected in the difference between fair market value and exercise price of stock options granted to Mr. Schwartz. All such sums are further increased to offset any tax due by Mr. Schwartz under the excise tax and related provisions of Section 4999 of the Internal Revenue Code.

Loral SpaceCom has established Supplemental Life Insurance Programs for certain key employees including the NEOs. For Messrs. Schwartz, Zahler, DeBlasio, Moren and Townsend, the Plans are funded with "split-dollar" or "universal" life insurance policies in the face amounts of $20,500,000, $500,000, $1,115,000, $500,000 and $500,000, respectively. In the event of death of the covered executive under the "split-dollar" policies, Loral SpaceCom will be entitled to receive an amount not less than Loral SpaceCom's cumulative contributions. If any of the officers covered under the "split-dollar" program terminates his employment prior to the time that Loral SpaceCom's contributions equal the cash value of the insurance policy, he will be responsible for repayment of the remainder of Loral SpaceCom's contribution to the extent cash becomes available in the policy. Such officers contribute to the payment for this program. Messrs. Schwartz and DeBlasio are covered under the "split-dollar" program.

On July 18, 2000, the Board of Directors approved the entry by the Company into employment protection agreements with the NEOs that would provide them with certain protections in the event of a change of control of the Company. A change of control of the Company is defined generally to mean: (1) the acquisition by any person of 35% or more of either (i) the then outstanding common stock or
(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) the incumbent directors cease for any reason to constitute at least a majority of the Board of Directors; (3) subject to certain exceptions, consummation of a reorganization, consolidation, merger or sale of substantially all of the assets of the Company; or (4) approval by the shareholders of the Company of a liquidation or dissolution of the Company. These agreements provide that, after a change of control, the NEO would be entitled to certain protections relating to his responsibilities and duties, as well as compensation and benefits. In the event of a termination by the Company other than for "cause" or "disability" or a termination by the NEO for "good reason," in each case as such terms are defined therein, the agreements provide for a severance package consisting of:
(i) the NEO's base salary through the date of termination; (ii) a cash amount equal to three times the sum of the NEO's base salary, annual bonus, the present value amount of the cost of certain benefit plans and programs in which the NEO participates and the annualized value of the NEO's vacation and fringe benefits; and (iii) any deferred compensation and any other amounts or benefits then owing to the NEO.

PENSION PLAN

Loral SpaceCom maintains a defined benefit pension plan and trust (the "Pension Plan") that is qualified under Section 401(a) of the Code. The Pension Plan provides retirement benefits for eligible employees of Loral SpaceCom and Loral SpaceCom's operating affiliates, including executive officers. The benefit formula for executive officers for the period ending December 31, 1996 will generally provide an annual benefit equal to the greater of (A) or (B), where
(A) equals (i) 1.2% of compensation up to the Social Security Wage Base and 1.45% of compensation in excess of the Social Security Wage Base for each year prior to the calendar year in which a participant completes 15 years of employment, plus (ii) 1.5% of compensation up to the Social Security Wage Base and 1.75% of compensation in excess of the Social Security Wage Base for the calendar year in which the participant has completed 15 years of employment and for each year thereafter; and (B) equals (i) 1.2% of average annual compensation paid during 1992-1996 up to the 1996 Social Security Wage Base and 1.45% of average annual compensation paid during 1992-1996 in excess of the 1996 Social Security Wage Base for each year prior to the calendar year in which a participant completes 15 years of employment, plus (ii) 1.5% of average annual compensation paid during 1992-1996 up to the 1996 Social Security Wage Base and 1.75% of average annual compensation paid during 1992-1996 in excess of the 1996 Social Security Wage Base for the calendar year in which the participant has completed 15 years of employment and for each year thereafter. The benefit for periods subsequent to December 31, 1996 will be based on (A) above. Executive officers also participate in a supplemental executive retirement plan (the "SERP") which provides supplemental retirement benefits due to certain reductions in retirement benefits under the Pension Plan that are caused by various limitations imposed by the Internal Revenue Code. Compensation used in determining benefits under the Pension Plan and SERP includes salary and bonus.

Effective April 1, 1997, under the minimum distribution rules prescribed by the Code, Mr. Schwartz began receiving an annual benefit under the Pension Plan and SERP of $2,165,700, determined on a joint and 50% survivor basis. The estimated annual benefit under the Pension Plan and SERP is $465,000 for Mr. Zahler, $519,000 for Mr. DeBlasio, $246,000 for Mr. Moren and $202,000 for Mr. Townsend. This projected benefit has been computed assuming that (i) employment with Loral SpaceCom will be continued until normal retirement, (ii) current levels of creditable compensation and the Social Security Wage Base will continue without increases or adjustments throughout the remainder of the computation period and
(iii) payments will be made on a life annuity basis.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that during 2000 all reports for our executive officers and directors and the beneficial owners of more than 10% of our common stock that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were timely filed, except three reports were not timely filed by Thomas B. Ross to report purchases of common stock by his wife.

                             COMMON STOCK OWNERSHIP

The following table shows, based upon filings made with the Company, certain information concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of our common stock because they possessed or shared voting or investing power with respect to the shares of our common stock:

                                                              AMOUNT AND NATURE OF    PERCENT OF
                      NAME AND ADDRESS                        BENEFICIAL OWNERSHIP     CLASS(1)
 Lockheed Martin Investments Inc.                                  45,896,978            15.3%
 6801 Rockledge Drive
 Bethesda, Maryland 20817
 AXA Financial, Inc.                                               28,938,894(2)          9.7%
 (formerly known as The Equitable Companies Incorporated)
 1290 Avenue of the Americas
 New York, New York 10104

(1) Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the number of shares of our common stock outstanding as of March 30, 2001.

(2) A Schedule 13G filed by AXA Financial, Inc. and certain of its affiliated persons ("AXA") with the Securities and Exchange Commission on February 12, 2001 reported that, as of December 31, 2000, AXA beneficially owned 28,938,894 shares of our common stock. Of such shares, AXA reported sole voting power over 935,443 shares, shared voting power over 27,990,440 shares and sole investment power over 28,938,894 shares.

The following table presents the number of shares of our common stock beneficially owned by the directors and nominees, the NEOs and all directors, nominees, NEOs and all other executive officers as a group as of March 30, 2001 (except as otherwise indicated). Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

                                                                 AMOUNT AND NATURE OF      PERCENT OF
                     NAME OF INDIVIDUAL                       BENEFICIAL OWNERSHIP(1)(2)     CLASS
 Bernard L. Schwartz                                                   7,540,631(3)           2.5%
 Michael P. DeBlasio                                                     853,081(4)             *
 Howard Gittis                                                            31,520(5)             *
 Robert B. Hodes                                                          45,520(5)             *
 Gershon Kekst                                                            45,520(5)             *
 Charles Lazarus                                                          55,520(6)             *
 Nicholas C. Moren                                                       689,389(7)             *
 Malvin A. Ruderman                                                       57,520(5)             *
 E. Donald Shapiro                                                        55,520(8)             *
 Arthur L. Simon                                                          43,520(9)             *
 Richard J. Townsend                                                     103,392(10)            *
 Daniel Yankelovich                                                       66,520(5)             *
 Eric J. Zahler                                                          754,891(11)            *
 ALL DIRECTORS, NOMINEES, NEOS AND OTHER EXECUTIVE OFFICERS
   AS A GROUP (26 PERSONS)                                            11,852,672(12)          3.9%

  *  Represents holdings of less than one percent.

 (1) Includes shares which, as of March 30, 2001, may be acquired within sixty days pursuant to the exercise of options (which shares are treated as outstanding for the purposes of determining beneficial ownership and computing the percentage set forth) and shares held for the benefit of named executive directors as of March 15, 2001 in the Loral Savings Plan (the "Savings Plan).

 (2) Except as noted, all shares are owned directly with sole investment and voting power.

 (3) Includes 160,000 shares held by Mr. Schwartz's wife, 3,625,000 shares exercisable under the Stock Option Plans and 2,373 shares held in the Savings Plan.

 (4) Includes 762,520 shares exercisable under the Stock Option Plans and 10,561 shares held in the Savings Plan.

 (5) Includes 25,520 shares exercisable under the Stock Option Plans.

 (6) Includes 10,000 shares owned by Mr. Lazarus's wife and 25,520 shares exercisable under the Stock Option Plans.

 (7) Includes 605,000 shares exercisable under the Stock Option Plans and 3,989 shares held in the Savings Plan.

 (8) Includes 3,000 shares owned by Mr. Shapiro's wife and 25,520 shares exercisable under the Stock Option Plans.

 (9) Includes 9,750 shares held in Mr. Simon's IRA account, 250 shares in his wife's IRA account, 4,000 shares of Series C Preferred Stock held in Mr. Simon's IRA account and 25,520 shares exercisable under the Stock Option Plans.

(10) Includes 75,000 shares exercisable under the Stock Option Plans and 1,892 shares held in the Savings Plan.

(11) Includes 610,000 shares exercisable under the Stock Option Plans and 13,691 shares held in the Savings Plan.

(12) Includes 7,171,175 shares exercisable under the Stock Option Plans and 88,576 shares held in the Savings Plan.

                            STOCK PERFORMANCE GRAPH

The graph below compares the change in cumulative total return of the Company's common stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Index and Satin-30, the Barclays Satellite & Space Index, from January 8, 1996 through March 15, 2001, assuming an investment of $100 in the Company's common stock and each index. On January 7, 1996, Loral Corporation entered into a Merger Agreement with Lockheed Martin pursuant to which Loral Corporation agreed to merge (the "Merger") with a subsidiary of Lockheed Martin Corporation and Loral Corporation stockholders would receive in the merger $38 in cash and one share of common stock of the Company (the "Distribution"). "When issued" trading in the Company's common stock commenced on April 15, 1996, and the Distribution and Merger were completed on April 23, 1996. The share price for the Company's common stock in the graph below for the period from January 8, 1996, the day after the announcement of the Merger, through April 15, 1996, the day on which "when issued" trading commenced, represents the value of a share of common stock of the Company inherent in value of the common stock of Loral Corporation as represented by the share price of Loral Corporation common stock for each period less $38, the fixed portion of the merger consideration.

The graph below shall not be deemed incorporated by reference by any general statements incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent it shall be specifically incorporated and shall not otherwise be deemed filed under such acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                                          LORAL                     SATIN-30                    S & P 500
                                                          -----                     --------                    ---------
8-Jan-96                                                 100.00                      100.00                      100.00
30-Jun-96                                                212.00                      115.00                      109.00
31-Dec-96                                                283.00                      110.00                      120.00
30-Jun-97                                                231.00                      107.00                      143.00
31-Dec-97                                                330.00                      116.00                      157.00
30-Jun-98                                                435.00                      132.00                      183.00
31-Dec-98                                                274.00                      128.00                      199.00
30-Jun-99                                                277.00                      205.00                      222.00
31-Dec-99                                                374.00                      550.00                      238.00
30-Jun-00                                                107.00                      491.00                      235.00
31-Dec-00                                                 49.00                      370.00                      213.00
15-Mar-01                                                 47.00                      320.00                      190.00

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GLOBALSTAR

On December 15, 1995, Globalstar, L.P. ("Globalstar") entered into a credit agreement providing for a $250 million credit facility. Following the consummation of the merger between Loral Corporation and a subsidiary of Lockheed Martin, Lockheed Martin guaranteed $206.3 million of Globalstar's obligation under the credit agreement, and Space Systems/Loral, Inc., a Loral subsidiary, and certain other Globalstar strategic partners guaranteed $11.7 million and $32 million, respectively, of Globalstar's obligation. In addition, Loral agreed to indemnify Lockheed Martin for liability in excess of $150 million under Lockheed Martin's guarantee.

On June 30, 2000, this credit facility matured and was thereupon paid in full by its guarantors, including Lockheed Martin. Pursuant to the relevant agreements entered into in 1996, Globalstar issued to all the guarantors three-year notes in proportion to the principal amount of the credit facility guaranteed. On June 30, 2000, Loral paid $56.3 million on a net basis to Lockheed Martin in satisfaction of its indemnity obligation. Accordingly, Loral is entitled to receive notes in respect thereof.

On August 5, 1999, Globalstar entered into a $500 million credit agreement with a group of banks, which credit agreement was guaranteed by Loral SatCom Ltd. and Loral Satellite, Inc. (the "Guarantees"). In November 2000, the assets of Loral SatCom Ltd. were transferred into Loral Satellite, Inc. and Loral Satellite, Inc. entered into a $500 million credit agreement with a group of banks. The proceeds of this credit agreement were used by Loral Satellite, Inc. to acquire the outstanding loans under Globalstar's $500 million credit agreement, at which time the Guarantees were released.

LOCKHEED MARTIN

In February 2000, Loral and Lockheed Martin entered into an agreement pursuant to which Lockheed Martin agreed that it would not sell any of the Company's Series A Convertible Preferred Stock or the Loral common stock into which such preferred stock was convertible before May 19, 2000. Loral in turn agreed to use its best efforts to cause a registration statement relating to the common stock issuable upon conversion of the Series A Convertible Preferred Stock to be effective on or before May 19, 2000 and to maintain its effectiveness for at least twelve months thereafter. Loral also agreed that it would refrain from selling equity securities in the public markets for its own account until the sixth month anniversary of the effective date of such registration. In March 2000, Loral and Lockheed Martin entered into an amended shareholders agreement which, among other things, formalized the arrangements described above. On March 31, 2000, Lockheed Martin converted all of the Series A Convertible Preferred Stock to common stock.

In connection with contract performance, Loral subsidiaries provided services to and acquired services from Lockheed Martin for the year ended December 31, 2000. For 2000, the cost of services purchased was $155.5 million, and such subsidiaries' net payable to Lockheed Martin at December 31, 2000 was $2.0 million.

K&F INDUSTRIES, INC.

Loral SpaceCom Corporation has entered into a management agreement with K&F Industries ("K&F"), a company in which Bernard L. Schwartz is chief executive officer and a 50% owner, to provide certain financial, commercial and administrative services to K&F. Under this agreement, K&F pays Loral a fee that is based on the cost of such services and reimburses Loral for all reasonable out of pocket expenses. In 2000, K&F paid Loral $563,000 under this agreement and to reimburse Loral for certain costs relating to the grant of stock options previously made by Loral to employees of K&F.

OTHER RELATIONSHIPS

Robert B. Hodes, a Director and a member of the Audit and Executive Committees, is counsel to the law firm of Willkie Farr & Gallagher, which acts as counsel to the Company.

For the year ended December 31, 2000, the Company paid fees and disbursements in the amount of approximately $230,000 for corporate communications consultations to Kekst and Company Incorporated, of which company Gershon Kekst, a Director and member of the Executive Committee, is President and the principal stockholder. Kekst and Company continues to render such services to the Company.

                                   APPENDIX A
                          LORAL SPACE & COMMUNICATIONS
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be an Audit Committee of the Board of Directors composed of directors, a majority of whom are independent of management and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment. The Audit Committee shall elect a chairperson from its own membership.

STATEMENT OF POLICY

The Audit Committee shall assist the Board in fulfilling its responsibility relating to the corporation's accounting, reporting practices, and the quality and integrity of its financial reports. The Audit Committee shall endeavor to maintain free and open communication between the Board, the independent auditors, the internal auditors, and the financial management.

RESPONSIBILITIES

The Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the corporation's accounting and reporting practices accord with all requirements and are of the highest quality:

-   Meet at least three times a year, or more often if circumstances so require.

- Review and recommend to the Board the independent auditors to be selected to audit the financial statements.

- Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion review the audit, including the comments or recommendations of the independent auditors.

- Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, including the following subjects to be reported on by the independent auditors:

     - Independence of the relationship between the independent auditors and the Company.

     - Independent auditors' responsibility under auditing standards generally accepted in the United States of America.

     -   Significant accounting policies.

     -   Management judgments and accounting estimates.

     -   Audit adjustments.

     -   Other information in the Annual Reports to shareholders and on Form
         10-K.

     -   Disagreements with management.

     -   Consultation with other accountants.

     -   Major issues discussed with management.

     -   Difficulties encountered in performing the audit.

     -   Management advisory services.

- Review with the independent auditors, the internal auditor, and the financial and accounting personnel, the adequacy of the accounting and financial controls, and elicit any recommendations for improvement or particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

- Review the internal audit function including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

- Receive before each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan and review such summary and plan with the internal audit department.

- Review the financial statements to be contained in the annual report with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any year-to-year changes in accounting principles or practices should be reviewed.

- Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the committee without management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the financial, accounting, and auditing personnel, and their cooperation during the audit.

- Submit the minutes of its meetings to, or discuss the matters discussed at each meeting with, the Board.

- Investigate any matter brought to its attention, or considered appropriate, within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

                        LORAL SPACE & COMMUNICATIONS LTD.
              PROXY - ANNUAL MEETING OF SHAREHOLDERS, MAY 23, 2001

BERNARD L. SCHWARTZ, ERIC J. ZAHLER and ROBERT B. HODES, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Annual Meeting of Shareholders of LORAL SPACE & COMMUNICATIONS LTD., to be held in Ballroom A, Grand Hyatt Hotel, Park Avenue at Grand Central Station, New York, New York, at 10:30 A.M., on Wednesday, May 23, 2001 and at all adjournments thereof.

The Board of Directors Recommends a Vote FOR the Following Proposals:

1.  ELECTION OF THREE CLASS II DIRECTORS - Nominees: Class II: R. Hodes,
    C. Lazarus, D. Yankelovich

    [ ]  VOTE FOR all nominees listed below  [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

   [ ]  EXCEPTIONS *

   (Instruction: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


   *Exceptions:_________________________________________________________________

2.  Acting upon a proposal to ratify         FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
    the appointment of Deloitte &
    Touche LLP as independent
    auditors for the year ending
    December 31, 2001.

3.  In their discretion, upon such           FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
    other matters as may properly
    come before the meeting.

                           (Continued on reverse side)

                           (Continued from other side)


PROXY


          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED HEREON AND FOR PROPOSALS 2 AND 3.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.


                        Dated:____________________________________________, 2001


                        ________________________________________________________


                        ________________________________________________________

                                         (Signature of Shareholder)

                        (Please sign exactly as name or names appear hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign.)


                     PLEASE MARK, SIGN, DATE AND RETURN THIS
                         PROXY IN THE ENVELOPE PROVIDED.